UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 12, 2024
nCino, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41211	87-4154342
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation)		Identification No.)
6770 Parker Farm Drive
Wilmington, North Carolina 28405
(Address of Principal Executive Offices, Including Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 676-2466

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0005 per share	NCNO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

nCino, Inc. (the “Company”) is filing this Form 8-K to disclose that the dismissal of certain previously disclosed litigation has now been affirmed on appeal.

On September 26, 2022, a purported stockholder of the Company filed a complaint in the Delaware Court of Chancery in connection with the series of mergers in which the Company became the parent of nCino OpCo and SimpleNexus. The complaint, captioned City of Hialeah Employees’ Retirement System, Derivatively on Behalf of Nominal Defendants nCINO, INC. (f/k/a Penny HoldCo, Inc.) and nCINO OpCo, Inc. (f/k/a nCino, Inc.) v. INSIGHT VENTURE PARTNERS, LLC, et al., C.A. No. 2022-0846-MTZ, named as defendants, Insight Ventures Partners, LLC., Insight Holdings Group, LLC., the Company’s directors and certain officers, along with nCino, Inc. and nCino OpCo, Inc. as nominal defendants, and alleged that the members of the board of directors, controlling stockholders, and officers violated their fiduciary duties in the course of negotiating and approving the series of mergers.

As previously disclosed, on December 28, 2023, the Delaware Court of Chancery granted in full defendants' motions to dismiss the complaint in its entirety, and on January 25, 2024, the plaintiff filed a notice of appeal. On September 12, 2024, the Delaware Supreme Court summarily affirmed the dismissal of the complaint in its entirety.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

nCino, Inc.
Date: September 16, 2024	By:	/s/ April Rieger
April Rieger
Chief Legal & Compliance Officer